UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2013 (June 4, 2013)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 4, 2013, the Board of Directors of Magellan Petroleum Corporation (the "Company") adopted a new form of indemnification agreement to be entered into with each of the Company's directors and officers (each an "Indemnitee"). The current directors of the Company are Vadim Gluzman, Robert I. Israel, Brendan S. MacMillan, Walter McCann, Ronald P. Pettirossi, Milam Randolph Pharo, J. Robinson West, and J. Thomas Wilson. The current officers of the Company are J. Thomas Wilson (President and Chief Executive Officer), Antoine J. Lafargue (Vice President - Chief Financial Officer and Treasurer), C. Mark Brannum (Vice President - General Counsel and Secretary), and Andrea Brady (Controller). The new indemnification agreements will replace any prior indemnification agreements that directors or officers had with the Company.
A brief description of the new form of indemnification agreement is set forth below and is qualified in its entirety by reference to the form of indemnification agreement that is filed as Exhibit 10.1 to this report and incorporated herein by reference.
The new indemnification agreement requires the Company to indemnify each Indemnitee to the fullest extent permitted by applicable law. This means, among other things, that the Company must indemnify the Indemnitee against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit, or proceeding by reason of the fact that the Indemnitee is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or other entity if the Indemnitee meets the standard of conduct provided under applicable law. Also as permitted under applicable law, the new indemnification agreement requires the Company to advance expenses in defending such an action, and requires that the Indemnitee repay such amounts if the Indemnitee ultimately is determined not to be entitled to indemnification from the Company.
The new indemnification agreement requires the Company to continue director and officers' liability insurance coverage for an Indemnitee for six years after the Indemnitee ceases to be a director or officer of the Company. The indemnification agreement also limits the period in which the Company can bring an action against the Indemnitee to three years for breaches of fiduciary duty and to one year for other types of claims.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 1.01 of this report is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is filed as part of this report:
Exhibit
No.                     Description

10.1*	Form of Indemnification Agreement for Directors and Officers

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

June 10, 2013